Exhibit 99.01
Cadence Reports First Quarter 2015 Financial Results
SAN JOSE, Calif. — April 27, 2015 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of fiscal year 2015.
Cadence reported first quarter 2015 revenue of $411 million, compared to revenue of $379 million reported for the same period in 2014. On a GAAP basis, Cadence recognized net income of $36 million, or $0.12 per share on a diluted basis, in the first quarter of 2015, compared to net income of $33 million, or $0.11 per share on a diluted basis, for the same period in 2014.
Using the non-GAAP measure defined below, net income in the first quarter of 2015 was $72 million, or $0.23 per share on a diluted basis, as compared to net income of $59 million, or $0.20 per share on a diluted basis, for the same period in 2014.

“Cadence continued its excellent record of innovation and execution in the first quarter,” said Lip-Bu Tan, president and chief executive officer. “We achieved strong financial results, expanded relationships with key customers and ecosystem partners, launched Innovus, our next-generation digital implementation system, to enthusiastic customer support, and Cadence was recognized in FORTUNE Magazine’s 2015 list of '100 Best Companies to Work For.'”

“Successful execution of a sound strategy drives superior results,” added Geoff Ribar, senior vice president and chief financial officer. “With the progress we are making on our strategy and confidence in Cadence’s prospects, we are pleased to announce that we are replacing our existing stock repurchase program with an expanded program to repurchase $450 million over the next two years.”

Cadence expects to repurchase approximately $56.25 million of its common stock per quarter, beginning with the second quarter of 2015. The actual timing and amount of repurchases will be based on corporate and regulatory requirements and other factors. The stock repurchase program may be suspended, modified or discontinued at any time.
Business Outlook
For the second quarter of 2015, the company expects total revenue in the range of $410 million to $420 million. Second quarter GAAP net income per diluted share is expected to be in the range of $0.14 to $0.16. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.23 to $0.25.
For 2015, the company expects total revenue in the range of $1.680 billion to $1.720 billion. On a GAAP basis, net income per diluted share for 2015 is expected to be in the range of $0.60 to $0.70. Using the non-GAAP measure defined below, net income per diluted share for 2015 is expected to be in the range of $0.96 to $1.06.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a first quarter 2015 financial results audio webcast today, April 27, 2015, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 27, 2015 at 5 p.m. (Pacific) and ending June 19, 2015 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo and Innovus are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s first quarter 2015 financial results and Cadence's intention to repurchase shares of its common stock under its share repurchase plan, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, special charges (comprised of costs related to a voluntary retirement program and executive severance costs), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments. For 2015, Cadence is applying a non-GAAP income tax rate of 23 percent, down from 26 percent used in fiscal 2014, based on forecasted increases in foreign earnings that are expected to lower Cadence's long-term non-GAAP effective income tax rate.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	April 4, 2015	March 29, 2014
	(unaudited)
(in thousands)
Net income on a GAAP basis	$36,259	$33,070
Amortization of acquired intangibles	16,404	12,786
Stock-based compensation expense	21,861	18,864
Non-qualified deferred compensation expenses	527	2,063
Restructuring and other charges	4,359	396
Acquisition and integration-related costs	3,750	7,118
Amortization of debt discount on convertible notes	5,026	4,209
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,263)	(3,609)
Income tax effect of non-GAAP adjustments	(15,331)	(15,510)
Net income on a non-GAAP basis	$71,592	$59,387

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	April 4, 2015	March 29, 2014
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.12	$0.11
Amortization of acquired intangibles	0.05	0.04
Stock-based compensation expense	0.07	0.06
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges	0.01	—
Acquisition and integration-related costs	0.01	0.02
Amortization of debt discount on convertible notes	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)
Diluted net income per share on a non-GAAP basis	$0.23	$0.20
Shares used in calculation of diluted net income per share — GAAP**	311,847	301,034
Shares used in calculation of diluted net income per share — non-GAAP**	311,847	301,034

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 19, 2015, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s second quarter 2015 earnings release is published, which is currently scheduled for July 27, 2015.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Mark Plungy
Cadence Design Systems, Inc.
408-944-7039
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
April 4, 2015 and January 3, 2015
(In thousands)
(Unaudited)

	April 4, 2015	January 3, 2015
Current assets:
Cash and cash equivalents	$887,736	$932,161
Short-term investments	92,640	90,445
Receivables, net	133,924	122,492
Inventories	54,450	56,394
2015 notes hedges	429,847	523,930
Prepaid expenses and other	135,047	126,313
Total current assets	1,733,644	1,851,735
Property, plant and equipment, net of accumulated depreciation of $560,774 and $552,551, respectively	225,556	230,112
Goodwill	553,942	553,767
Acquired intangibles, net of accumulated amortization of $169,013 and $154,814, respectively	344,450	360,932
Long-term receivables	3,619	3,644
Other assets	201,354	209,366
Total assets	$3,062,565	$3,209,556
Current liabilities:
Convertible notes	$293,667	$342,499
2015 notes embedded conversion derivative	429,847	523,930
Accounts payable and accrued liabilities	178,474	225,375
Current portion of deferred revenue	324,448	301,287
Total current liabilities	1,226,436	1,393,091
Long-term liabilities:
Long-term portion of deferred revenue	48,418	54,726
Long-term debt	348,705	348,676
Other long-term liabilities	75,816	79,489
Total long-term liabilities	472,939	482,891
Stockholders’ equity	1,363,190	1,333,574
Total liabilities and stockholders’ equity	$3,062,565	$3,209,556

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended April 4, 2015 and March 29, 2014
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Revenue:
Product and maintenance	$383,637	$357,350
Services	27,729	21,200
Total revenue	411,366	378,550
Costs and expenses:
Cost of product and maintenance	42,059	42,197
Cost of services	18,526	14,902
Marketing and sales	100,268	98,323
Research and development	162,996	146,466
General and administrative	27,642	28,744
Amortization of acquired intangibles	6,231	5,210
Restructuring and other charges	4,359	396
Total costs and expenses	362,081	336,238
Income from operations	49,285	42,312
Interest expense	(11,754)	(7,268)
Other income, net	4,781	3,382
Income before provision for income taxes	42,312	38,426
Provision for income taxes	6,053	5,356
Net income	$36,259	$33,070
Net income per share - basic	$0.13	$0.12
Net income per share - diluted	$0.12	$0.11
Weighted average common shares outstanding - basic	284,523	281,615
Weighted average common shares outstanding - diluted	311,847	301,034

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended April 4, 2015 and March 29, 2014
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Cash and cash equivalents at beginning of period	$932,161	$536,260
Cash flows from operating activities:
Net income	36,259	33,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,433	26,017
Amortization of debt discount and fees	5,945	4,882
Stock-based compensation	21,861	18,864
Gain on investments, net	(1,270)	(3,651)
Deferred income taxes	1,864	2,245
Other non-cash items	929	2,344
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(12,450)	(108)
Inventories	1,682	(9,373)
Prepaid expenses and other	(10,004)	(9,753)
Other assets	3,627	3,157
Accounts payable and accrued liabilities	(44,754)	(29,680)
Deferred revenue	16,812	(5,508)
Other long-term liabilities	(3,246)	(4,408)
Net cash provided by operating activities	46,688	28,098
Cash flows from investing activities:
Purchases of available-for-sale securities	(33,161)	(47,005)
Proceeds from the sale of available-for-sale securities	20,551	32,586
Proceeds from the maturity of available-for-sale securities	10,350	13,905
Proceeds from the sale of long-term investments	1,364	—
Purchases of property, plant and equipment	(7,520)	(6,252)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(27,422)
Net cash used for investing activities	(8,416)	(34,188)
Cash flows from financing activities:
Payment of convertible notes	(53,862)	—
Payment of convertible notes embedded conversion derivative liability	(77,139)	—
Proceeds from convertible notes hedges	77,139	—
Payment of acquisition-related contingent consideration	—	(1,835)
Tax effect related to employee stock transactions allocated to equity	6,482	1,827
Proceeds from issuance of common stock	24,609	23,377
Stock received for payment of employee taxes on vesting of restricted stock	(14,114)	(10,981)
Payments for repurchases of common stock	(36,797)	(12,517)
Net cash used for financing activities	(73,682)	(129)
Effect of exchange rate changes on cash and cash equivalents	(9,015)	2,720
Decrease in cash and cash equivalents	(44,425)	(3,499)
Cash and cash equivalents at end of period	$887,736	$532,761

Cadence Design Systems, Inc.
As of April 27, 2015
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending July 4, 2015	Year Ending January 2, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.14 to $0.16	$0.60 to $0.70
Amortization of acquired intangibles	0.05	0.20
Stock-based compensation expense	0.07	0.30
Non-qualified deferred compensation expenses	—	—
Restructuring and other charges	—	0.01
Acquisition and integration-related costs	0.01	0.03
Amortization of debt discount on convertible notes	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.20)
Diluted net income per share on a non-GAAP basis	$0.23 to $0.25	$0.96 to $1.06

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of April 27, 2015
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending July 4, 2015	Year Ending January 2, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$45 to $51	$186 to $218
Amortization of acquired intangibles	16	64
Stock-based compensation expense	23	95
Non-qualified deferred compensation expenses	—	1
Restructuring and other charges	—	4
Acquisition and integration-related costs	2	8
Amortization of debt discount on convertible notes	2	7
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(1)
Income tax effect of non-GAAP adjustments	(15)	(64)
Net income on a non-GAAP basis	$73 to $79	$300 to $332

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2014					2015
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	45%	44%	46%	47%	45%	47%
Asia	23%	23%	22%	22%	23%	24%
Europe, Middle East and Africa	20%	22%	21%	21%	21%	19%
Japan	12%	11%	11%	10%	11%	10%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2014					2015
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification, including Emulation Hardware	23%	21%	23%	21%	22%	23%
Digital IC Design and Signoff	30%	30%	29%	28%	29%	28%
Custom IC Design	27%	28%	27%	28%	27%	27%
System Interconnect and Analysis	10%	11%	10%	11%	11%	11%
IP	10%	10%	11%	12%	11%	11%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended April 4, 2015
(In thousands)
(Unaudited)

	Three Months Ended
	April 4, 2015
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$383,637	$—		$383,637
Services	27,729	—		27,729
Total revenue	411,366	—		411,366
Costs and expenses:
Cost of product and maintenance	42,059	(10,746)	(A)	31,313
Cost of services	18,526	(838)	(A)	17,688
Marketing and sales	100,268	(5,756)	(A)	94,512
Research and development	162,996	(15,153)	(A)	147,843
General and administrative	27,642	(3,818)	(A)	23,824
Amortization of acquired intangibles	6,231	(6,231)	(A)	—
Restructuring and other charges	4,359	(4,359)		—
Total costs and expenses	362,081	(46,901)		315,180
Income from operations	49,285	46,901		96,186
Interest expense	(11,754)	5,026	(B)	(6,728)
Other income, net	4,781	(1,263)	(C)	3,518
Income before provision for income taxes	42,312	50,664		92,976
Provision for income taxes	6,053	15,331	(D)	21,384
Net income	$36,259	$35,333		$71,592
Notes:
(A) For the three months ended April 4, 2015 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Total adjustments
Cost of product and maintenance	$10,173	$569	$4	$—	$10,746
Cost of services	—	832	6	—	838
Marketing and sales	—	5,447	34	275	5,756
Research and development	—	11,377	362	3,414	15,153
General and administrative	—	3,636	121	61	3,818
Amortization of acquired intangibles	6,231	—	—	—	6,231
Total	$16,404	$21,861	$527	$3,750	$42,542
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended March 29, 2014
(In thousands)
(Unaudited)

	Three Months Ended
	March 29, 2014
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$357,350	$—		$357,350
Services	21,200	—		21,200
Total revenue	378,550	—		378,550
Costs and expenses:
Cost of product and maintenance	42,197	(8,082)	(E)	34,115
Cost of services	14,902	(739)	(E)	14,163
Marketing and sales	98,323	(5,695)	(E)	92,628
Research and development	146,466	(15,751)	(E)	130,715
General and administrative	28,744	(5,354)	(E)	23,390
Amortization of acquired intangibles	5,210	(5,210)	(E)	—
Restructuring and other charges	396	(396)		—
Total costs and expenses	336,238	(41,227)		295,011
Income from operations	42,312	41,227		83,539
Interest expense	(7,268)	4,209	(F)	(3,059)
Other income (expense), net	3,382	(3,609)	(G)	(227)
Income before provision for income taxes	38,426	41,827		80,253
Provision for income taxes	5,356	15,510	(H)	20,866
Net income	$33,070	$26,317		$59,387
Notes:
(E) For the three months ended March 29, 2014 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Total adjustments
Cost of product and maintenance	$7,576	$482	$24	$—	$8,082
Cost of services	—	703	36	—	739
Marketing and sales	—	4,596	111	988	5,695
Research and development	—	9,667	1,123	4,961	15,751
General and administrative	—	3,416	769	1,169	5,354
Amortization of acquired intangibles	5,210	—	—	—	5,210
Total	$12,786	$18,864	$2,063	$7,118	$40,831
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments